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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2005, with respect to the financial statements of Alteris Therapeutics, Inc. included in the Amendment No. 5 to the Registration Statement (Form S-l No. 333-114353) and related Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock.

MetroPark, New Jersey
February 9, 2005

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Consent of Independent Registered Public Accounting Firm